UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2003

MICROS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

000-09993 (Commission File No.)	52-1101488 (IRS Employer Identification No.)

7031 Columbia Gateway Drive
Columbia, Maryland 21046-2289
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  443-285-6000

On May 5, 2003, MICROS Systems, Inc. (“MICROS”) filed a current report on Form 8-K to report on its acquisition of all of the issued and outstanding shares of Datavantage Corporation and DV Technology Holdings Corporation (collectively, “Datavantage”). This Amendment is filed to modify certain portions of item 2 of the Form 8-K and to provide the financial information referenced in item 7 of the Form 8-K.

Item 2.  Acquisition or Disposition of Assets.

As previously disclosed in a Current Report on Form 8-K, filed on May 5, 2003, MICROS, acquired all of the issued and outstanding shares of Datavantage. The consideration paid by MICROS was approximately $52,300,000, consisting of the following: (i) $28,600,000 paid at closing; (ii) $5,200,000 to be paid 18 months after closing, subject to certain holdback rights; (iii) 719,360 shares of MICROS common stock; and (iv) $300,000 of estimated acquisition related expenses. The financial statements of Datavantage and pro forma financial information relating to the acquisition, required to be filed in connection with the acquisition pursuant to Items 7(a) and (b) of Form 8-K, are included herewith. The unaudited pro forma condensed balance sheet at March 31, 2003, attached as an exhibit, gives effect to the Datavantage acquisition as if it had occurred on March 31, 2003. The unaudited pro forma condensed combined statements of operations for the nine months ended March 31, 2003 and the year ended June 30, 2002 attached as an exhibit give effect to the Datavantage acquisition as if it had been consummated at the beginning of the earliest period presented. The unaudited pro forma financial data attached as an exhibit should be read in conjunction with the notes thereto.

The unaudited pro forma condensed financial statements do not purport to represent what would have occurred if the transaction had been consummated at the times indicated, nor is it necessarily indicative of the future financial position and the results of operations of MICROS’ for any future period or date. The pro forma adjustments are based upon available information and certain adjustments that MICROS management believes are reasonable. In the opinion of MICROS management, all adjustments have been made that are necessary to present fairly the following unaudited pro forma financial data.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.
	99.1	Financial Statements of Acquired Business, as required by Item 7(a).
	99.2	Pro forma Financial Information, as required by Item 7(b).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 14, 2003

MICROS SYSTEMS, INC. (Registrant)

	By:	/s/ GARY C. KAUFMAN Gary C. Kaufman Executive Vice President, Finance and Administration, And Chief Financial Officer

EXHIBIT INDEX

99.1   Financial Statements of Acquired Business
99.2   Pro forma Financial Information